US LEC CORP. SUBSIDIARIES



Name                                  Jurisdiction of Organization/Incorporation
----                                  ------------------------------------------

US LEC of North Carolina L.L.C.                   North Carolina

US LEC of Florida Inc.                            North Carolina

US LEC of Georgia L.L.C.                          Delaware

US LEC of Georgia Inc.                            Delaware

US LEC of South Carolina Inc.                     Delaware

US LEC of Tennessee L.L.C.                        Delaware

US LEC of Tennessee Inc.                          Delaware

US LEC of Virginia L.L.C.                         Delaware





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